EXHIBIT 99.1

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Investor contact: Ann Thornton 414-438-6887
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Brady Corporation Reports Fiscal 2019 Second Quarter Results and Increases its Fiscal 2019 EPS Guidance

•	Organic revenues increased 2.3 percent in the second quarter of fiscal 2019.

•	Earnings before income taxes increased 4.8 percent to $36.7 million in the second quarter of fiscal 2019 compared to $35.0 million in the same quarter of the prior year.

•
Earnings per diluted Class A Nonvoting Common Share were $0.55 in the second quarter of fiscal 2019 compared to $0.08 in the same quarter of the prior year. Results in the same quarter of the prior year were reduced by approximately $0.40 due to income tax charges primarily related to U.S. tax legislation that was enacted in December 2017.

•	Diluted EPS guidance for the full year ending July 31, 2019 was increased to a range of $2.25 to $2.35 from the previous range of $2.20 to $2.30.

MILWAUKEE (February 21, 2019)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2019 second quarter ended January 31, 2019.

Quarter Ended January 31, 2019 Financial Results:
Earnings before income taxes increased 4.8 percent to $36.7 million for the quarter ended January 31, 2019, compared to $35.0 million in the same quarter last year.
Net earnings for the quarter ended January 31, 2019 were $29.2 million compared to $4.3 million in the same quarter last year. Net earnings during the prior year quarter ended January 31, 2018 were reduced by $21.1 million due to income tax charges primarily related to the passage of the U.S. Tax Cuts and Jobs Act of 2017.
Net earnings per diluted Class A Nonvoting Common Share were $0.55 for the second quarter of fiscal 2019 compared to $0.08 in the same quarter last year. The impact on income tax expense for the prior year quarter ended January 31, 2018 from tax charges primarily related to the enactment of the U.S. tax legislation was a reduction in earnings per diluted share of approximately $0.40.
Sales for the quarter ended January 31, 2019 decreased 1.9 percent, which consisted of organic sales growth of 2.3 percent, a decrease in sales of 2.6 percent from foreign currency translation, and a decline in sales of 1.6 percent from the divestiture of a business during the fourth quarter of fiscal 2018. Sales for the quarter ended January 31, 2019 were $282.4 million compared to $287.8 million in the same quarter last year. By segment, sales increased 1.3 percent in Identification Solutions and decreased 10.0 percent in Workplace Safety, which consisted of organic sales growth of 3.6 percent in Identification Solutions and an organic sales decline of 0.9 percent in Workplace Safety.

Six-Month Period Ended January 31, 2019 Financial Results:
Earnings before income taxes increased 9.7 percent to $76.6 million for the six-month period ended January 31, 2019, compared to $69.8 million for the six-month period ended January 31, 2018.
Net earnings for the six-month period ended January 31, 2019 were $59.9 million compared to $30.1 million for the six-month period ended January 31, 2018. Net earnings during the prior year six-month period ended January 31, 2018 were reduced by $21.1 million due to income tax charges primarily related to the enactment of the U.S. tax legislation.
Net earnings per diluted Class A Nonvoting Common Share were $1.13 for the six-month period ended January 31, 2019 compared to $0.57 in the same six-month period last year. The impact on income tax expense for the prior six-month period ended January 31, 2018 from tax charges primarily related to the enactment of the U.S. tax legislation was a reduction in diluted EPS of approximately $0.40.
Sales for the six-month period ended January 31, 2019 decreased 0.4 percent, which consisted of organic sales growth of 3.5 percent, a decrease in sales of 2.2 percent from foreign currency translation, and a reduction in sales of 1.7 percent from the divestiture of a business during the fourth quarter of 2018. Sales for the six-month period ended January 31, 2019 were $575.6 million compared to $577.9 million in the same six-month period last year. By segment, sales increased 2.7 percent in Identification Solutions and decreased 8.3 percent in Workplace Safety, which consisted of organic sales growth of 4.6 percent in Identification Solutions and 0.6 percent in Workplace Safety.

Commentary:
“Our investment in the development of innovative, high-quality products is paying off as we continue to grow organic sales and improve our new product pipeline. This organic growth, combined with our focus on driving efficiencies throughout our factories and our selling, general, and administrative structure are driving our pre-tax profit improvements,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “Our focus is on a consistent set of priorities, which are to continue to invest in innovative new products to grow organic sales, to invest in automation in our manufacturing facilities, to drive sustainable efficiencies throughout our operations and SG&A structure, and to improve our underperforming businesses. We remain committed to taking actions today that we believe will result in continued long-term improvement in our financial results.”
“Brady’s cash position and balance sheet remain strong. At January 31, 2019 we had over $200 million of cash on hand and are in a net cash position of $150.6 million,” said Brady’s Chief Financial Officer, Aaron Pearce. “During the quarter, we continued our commitment of investing back into our business to drive organic sales growth by increasing our investment in new machinery, equipment, and facilities by 31.1 percent when compared to the same quarter in the prior year. We invested over $11 million in research and development and remain on track to increase research and development spend by approximately 6 percent for the year ending July 31, 2019. We also returned $11.2 million to our shareholders in the form of dividends and repurchased $1.3 million of stock in the quarter. Our balance sheet provides flexibility to invest in growth opportunities to drive long-term value for our shareholders.”

Fiscal 2019 Guidance:
The Company is increasing its full year fiscal 2019 earnings per diluted Class A Nonvoting Common Share guidance from its previous range of $2.20 to $2.30 to a range of $2.25 to $2.35. Included in this guidance is organic sales growth of 3.0 percent to 5.0 percent, a full-year income tax rate of 22 percent to 24 percent, and depreciation and amortization expense of approximately $26 million. The Company expects to achieve efficiency gains in its manufacturing facilities and in selling, general and administrative expenses while continuing to increase investments in research and development. Capital expenditures are anticipated to be approximately $30 million to $35 million during the year ending July 31, 2019. This guidance is based upon foreign currency exchange rates as of January 31, 2019.

A webcast regarding Brady’s fiscal 2019 second quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2018, employed approximately 6,200 people in its worldwide businesses. Brady’s fiscal 2018 sales were approximately $1.17 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; Brady’s ability to retain large customers; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2018.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended January 31,		Six months ended January 31,
	2019	2018	2019	2018
Net sales	$282,426	$287,780	$575,622	$577,931
Cost of products sold	142,616	144,088	289,273	288,174
Gross margin	139,810	143,692	286,349	289,757
Operating expenses:
Research and development	11,074	11,314	22,400	21,834
Selling, general and administrative	92,706	97,582	187,297	197,716
Total operating expenses	103,780	108,896	209,697	219,550

Operating income	36,030	34,796	76,652	70,207

Other income (expense):
Investment and other income	1,377	1,056	1,360	1,272
Interest expense	(717)	(829)	(1,429)	(1,692)

Earnings before income taxes	36,690	35,023	76,583	69,787

Income tax expense	7,463	30,750	16,719	39,678

Net earnings	$29,227	$4,273	$59,864	$30,109

Net earnings per Class A Nonvoting Common Share:
Basic	$0.56	$0.08	$1.14	$0.58
Diluted	$0.55	$0.08	$1.13	$0.57
Dividends	$0.21	$0.21	$0.43	$0.42

Net earnings per Class B Voting Common Share:
Basic	$0.56	$0.08	$1.13	$0.57
Diluted	$0.55	$0.08	$1.11	$0.56
Dividends	$0.21	$0.21	$0.41	$0.40

Weighted average common shares outstanding (in thousands):
Basic	52,532	51,698	52,366	51,569
Diluted	53,206	52,719	53,082	52,551

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	January 31, 2019	July 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$202,209	$181,427
Accounts receivable—net	161,981	161,282
Inventories	118,519	113,071
Prepaid expenses and other current assets	18,973	15,559
Total current assets	501,682	471,339
Property, plant and equipment—net	99,378	97,945
Goodwill	417,240	419,815
Other intangible assets	39,652	42,588
Deferred income taxes	7,076	7,582
Other	18,312	17,662
Total	$1,083,340	$1,056,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,504	$66,538
Wages and amounts withheld from employees	41,510	67,619
Taxes, other than income taxes	7,145	8,318
Accrued income taxes	4,426	3,885
Other current liabilities	50,103	44,567
Total current liabilities	163,688	190,927
Long-term obligations	51,610	52,618
Other liabilities	64,661	61,274
Total liabilities	279,959	304,819
Stockholders’ equity:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 49,101,192 and 48,393,617 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	328,978	325,631
Retained earnings	588,918	553,454
Treasury stock—2,160,295 and 2,867,870 shares, respectively of Class A nonvoting common stock, at cost	(54,498)	(71,120)
Accumulated other comprehensive loss	(60,565)	(56,401)
Total stockholders’ equity	803,381	752,112
Total	$1,083,340	$1,056,931

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six months ended January 31,
	2019	2018
Operating activities:
Net earnings	$59,864	$30,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,909	12,840
Non-cash portion of stock-based compensation expense	7,805	5,897
Deferred income taxes	4,423	26,028
Changes in operating assets and liabilities:
Accounts receivable	2,562	(10,945)
Inventories	(6,602)	(4,150)
Prepaid expenses and other assets	(2,310)	(3,153)
Accounts payable and accrued liabilities	(34,055)	(12,695)
Income taxes	592	(1,471)
Net cash provided by operating activities	44,188	42,460

Investing activities:
Purchases of property, plant and equipment	(12,127)	(8,469)
Other	(452)	(729)
Net cash used in investing activities	(12,579)	(9,198)

Financing activities:
Payment of dividends	(22,263)	(21,373)
Proceeds from exercise of stock options	17,317	9,948
Proceeds from borrowing on credit facilities	5,737	17,439
Repayment of borrowing on credit facilities	(5,688)	(57,314)
Other	(5,154)	(2,342)
Net cash used in financing activities	(10,051)	(53,642)

Effect of exchange rate changes on cash	(776)	1,763

Net increase (decrease) in cash and cash equivalents	20,782	(18,617)
Cash and cash equivalents, beginning of period	181,427	133,944

Cash and cash equivalents, end of period	$202,209	$115,327

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended January 31,		Six months ended January 31,
	2019	2018	2019	2018
NET SALES
ID Solutions	$209,205	$206,432	$427,304	$416,137
Workplace Safety	73,221	81,348	148,318	161,794
Total	$282,426	$287,780	$575,622	$577,931

SALES INFORMATION
ID Solutions
Organic	3.6%	4.7%	4.6%	3.8%
Currency	(2.3)%	3.4%	(1.9)%	2.3%
Total	1.3%	8.1%	2.7%	6.1%
Workplace Safety
Organic	(0.9)%	(0.5)%	0.6%	(1.0)%
Currency	(3.3)%	6.1%	(2.9)%	4.7%
Divestitures	(5.8)%	—%	(6.0)%	—%
Total	(10.0)%	5.6%	(8.3)%	3.7%
Total Company
Organic	2.3%	3.2%	3.5%	2.4%
Currency	(2.6)%	4.2%	(2.2)%	3.0%
Divestitures	(1.6)%	—%	(1.7)%	—%
Total	(1.9)%	7.4%	(0.4)%	5.4%

SEGMENT PROFIT
ID Solutions	$37,857	$34,088	$79,419	$69,925
Workplace Safety	4,661	7,055	10,202	13,500
Total	$42,518	$41,143	$89,621	$83,425

SEGMENT PROFIT AS A PERCENT OF NET SALES
ID Solutions	18.1%	16.5%	18.6%	16.8%
Workplace Safety	6.4%	8.7%	6.9%	8.3%
Total	15.1%	14.3%	15.6%	14.4%

	Three months ended January 31,		Six months ended January 31,
	2019	2018	2019	2018
Total segment profit	$42,518	$41,143	$89,621	$83,425
Unallocated amounts:
Administrative costs	(6,488)	(6,347)	(12,969)	(13,218)
Investment and other income	1,377	1,056	1,360	1,272
Interest expense	(717)	(829)	(1,429)	(1,692)
Earnings before income taxes	$36,690	$35,023	$76,583	$69,787